UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 6, 2006 (June 29, 2006)

CORPORATE OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

8815 Centre Park Drive, Suite 400
Columbia, Maryland 21045
(Address of principal executive offices)

(410) 730-9092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On June 29, 2006, Corporate Office Properties Trust (the “Registrant”), the General Partner of Corporate Office Properties, L.P. (the “Operating Partnership”), entered into the Twentieth Amendment to Second Amended and Restated Limited Partnership Agreement (as so amended, the “Partnership Agreement”) of Corporate Office Properties, L.P. The Amendment was entered into in connection with the issuance by the Operating Partnership of an aggregate of 181,097 common units in the Operating Partnership valued at $7.3 million to seven unrelated entities on June 29, 2006 in connection with the acquisition of a property by a wholly owned subsidiary of the Registrant. Other than to reflect the admission of such entities into the Operating Partnership, the Amendment contains no substantive terms.

Item 9.01               Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired

None

(b)           Pro Forma Financial Information

None

(c)           Shell Company Transactions

None

(d)           Exhibits

Exhibit Number	Exhibit Title
10.1	Twentieth Amendment to Second Amended and Restated Limited Partnership Agreement of Corporate Office Properties, L.P., dated June 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 6, 2006

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Randall M. Griffin
Name:	Randall M. Griffin
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	Twentieth Amendment to Second Amended and Restated Limited Partnership Agreement of Corporate Office Properties, L.P., dated June 29, 2006.